UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): October 7, 2022 QUEST RESOURCE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36451	51-0665952
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway, The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	QRHC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2022, the Board of Directors (the “Board”) of Quest Resource Holding Corporation, a Nevada corporation (the “Company”), appointed Brett Johnston as the new Senior Vice President and Chief Financial Officer, effective November 1, 2022.

On October 7, 2022, Mr. Johnston and the Company entered into an Offer Letter (the “Offer Letter”), pursuant to which the Company hired Mr. Johnston to serve as the Company’s Senior Vice President and Chief Financial Officer, effective November 1, 2022.

Mr. Johnston, age 46, has served as the Senior Vice President and Vice President of Finance and Business Development in the Construction Products Group of Arcosa, Inc. (NYSE: ACA)(“Arcosa”), a publicly held provider of infrastructure-related products and solutions, since November 2018. From 2011 to October 2018, Mr. Johnston was the Vice President of Finance and Business Development (Materials), Vice President of Business Development (Materials) and Vice President of Operations (TMI) at Arcosa. Mr. Johnston earned a B.S. in economics from Texas A&M University and an MBA from the University of Texas at Austin, McCombs School of Business.

Pursuant to the terms of the Offer Letter, Mr. Johnston will be paid a base salary of $300,000 per year, and will receive a one-time signing bonus of $50,000. Mr. Johnston will participate in the Company’s annual target bonus plan with a target of 60% of base salary. In addition, Mr. Johnston will receive an annual equity award in the form of stock options. Mr. Johnston will receive an initial grant of options to purchase 25,000 shares of the Company’s common stock upon the date of hire, which shall vest over five years. For 2023 and later years, the annual award of stock options shall be determined by the Company’s Board of Directors in its discretion. Mr. Johnston will also be eligible to participate in the Company’s benefits programs available to its other employees, including paid holidays, the Company’s 401(k) retirement plan and various insurance benefits.

There are no arrangements or understandings between Mr. Johnston and any other person pursuant to which Mr. Johnston was selected as the Senior Vice President and Chief Financial Officer of the Company. There are no family relationships between Mr. Johnston and any director or executive officer of the Company, and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary is qualified in its entirety by reference to the Offer Letter attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 12, 2022, the Company issued a press release announcing the appointment of Mr. Johnston as the Senior Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated October 7, 2022, between Quest Resource Holding Corporation and Brett Johnston.

99.1	Press Release, dated October 12, 2022.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE HOLDING CORPORATION

Dated: October 12, 2022	By:	/s/ S. Ray Hatch
		Name:	S. Ray Hatch
		Title:	President and Chief Executive Officer